Exhibit 99.1

APPGATE, A LEADING CYBERSECURITY COMPANY FOUNDED ON ZERO TRUST
PRINCIPLES, CLOSES MERGER WITH NEWTOWN LANE MARKETING

Combined Company to Trade on OTC Bulletin Board with Intention to Uplist to NYSE or Nasdaq in Q1 2022

Symbol: NTWN

MIAMI, FL and NEW YORK, NY – October 13, 2021 – Appgate, Inc. (“Appgate” or the “Company”), the secure access company, today announced it successfully completed its merger with Newtown Lane Marketing, Incorporated (OTC BB: NTWN) (“Newtown”) on October 12, 2021. Upon closing of the merger, Newtown changed its name to Appgate, Inc., and the Company’s common stock is now quoted on the OTC Bulletin Board under the symbol “NTWN”. Appgate intends to have its symbol changed to “APGT” as soon as possible following completion of the merger. Appgate intends to seek to uplist to Nasdaq or the New York Stock Exchange as soon as possible following satisfaction of applicable listing requirements, which is expected to occur during the first quarter of 2022.

Appgate also announced that Magnetar Financial LLC (“Magnetar”) made an investment of $25 million in convertible notes, which is in addition to Magnetar’s investment in February 2021 of $50 million in convertible notes. Magnetar’s total investment implies a $1 billion post-money valuation.

“We’re thrilled to begin this new chapter for Appgate and believe we are positioned for tremendous growth as a leader in Zero Trust security,” said Barry Field, Appgate’s CEO. “The legacy methods of security, such as VPNs and firewalls, are no longer effective in keeping companies and networks secure. Today’s threat landscape is forcing executives to rethink how they secure their businesses, their data and their users. Grounded in the principles of Zero Trust, Appgate’s industry-recognized solutions are replacing outdated, easily compromised traditional network security. Appgate is a partner of choice for enterprises, financial institutions and federal customers seeking to adopt a Zero Trust strategy and take actions designed to prevent today’s catastrophic attacks.”

Serving over 600 customers, Appgate enables rapid, effective and scalable Zero Trust cybersecurity for private enterprises, financial institutions and government entities. Its secure access solutions include software-defined perimeter (SDP), risk-based authentication and digital threat protection, as well as threat advisory services. Appgate offers best-in-class security solutions, being named a Leader in The Forrester New Wave™ Zero Trust Network Access, Q3 2021 and The Forrester Wave™ Zero Trust eXtended Ecosystem, Q3 2020. Appgate’s software-defined perimeter solution, Appgate SDP, is also recognized as a top performer by customers, receiving 4.7 out of 5 stars from customer reviews on Gartner Peer Insights.

“We believe that Appgate is disrupting the cybersecurity industry and we are excited to complete the merger to bring the Company to the public markets,” said Jon Ledecky, former President and controlling shareholder of Newtown. “Despite billions of dollars of investments in cybersecurity tools and technologies, breaches are more prevalent and costlier than ever. Newtown spent years searching for businesses that were truly innovative with a unique technology that could solve problems on a mass scale. We found an exceptional partner in Appgate, which is led by a world-class management team, including an incredibly successful and innovative technology entrepreneur in Manny Medina and backed by premier global investment firm and strategic partner, BC Partners.”

“There is a heightened sense of urgency for organizations to modernize their security with a Zero Trust strategy given recent recommendations from the U.S. federal government and high-profile breaches of critical infrastructure and the supply chain,” said Manuel D. Medina, Appgate’s Executive Chairman and Founder of Medina Capital. “Today’s announcement is the next step in Appgate’s evolution in its effort to become the go-to provider of Zero Trust solutions. As a public company, we believe that we can fuel our growth and innovation plans and provide organizations with the best-of-breed options for securing their environments.”

“We have been long-time supporters of Appgate and its world-class management team and we are excited to retain our entire ownership interest in the Company following the Merger,” said Fahim Ahmed, Appgate director and Partner and Chief Administrative Officer at BC Partners. “We believe that Appgate is poised to be the winner in the burgeoning Zero Trust cybersecurity landscape and this transaction is intended to accelerate the Company’s efforts to help organizations protect themselves from today’s rapidly changing threat environment.”

Additional information about the merger and Magnetar funding will be available in a Current Report on Form 8-K to be filed by Appgate with the Securities and Exchange Commission and which will be available at www.sec.gov.

Advisors

DBO Partners LLC acted as financial advisor to Appgate and Canaccord Genuity acted as financial advisor to Newtown.

Greenberg Traurig, LLP acted as legal counsel to Appgate and Graubard Miller acted as legal counsel to Newtown.

About Appgate

Appgate is the secure access company that provides cybersecurity solutions for people, devices and systems based on the principles of Zero Trust security. Appgate updates IT systems to combat the cyber threats of today and tomorrow. Through a set of differentiated cloud and hybrid security products, Appgate enables enterprises to easily and effectively shield against cyber threats. Appgate protects more than 600 organizations across government and business. Learn more at appgate.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and can be identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “should,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “seek,” “predict,” “potential,” “intend,” “plan,” “believe,” the negatives of such terms and other words of similar meaning. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding the Company’s future plans, including the potential listing of its common stock on a national securities exchange, Appgate’s ability to replace traditional network security solutions, growth plans and similar matters.

The forward-looking statements included in this press release involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Appgate has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by Appgate. While Appgate considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond our control. These risks and uncertainties include, but are not limited to, our ability to achieve and maintain future profitability; the effects of increased competition in our markets and our ability to compete effectively; market acceptance of our products and services and our ability to increase adoption of our products; our ability to maintain the security and availability of our products; our ability to develop new products, or enhancements to our existing products, and bring them to market in a timely manner; our ability to maintain and expand our customer base, including by attracting new customers; the risk that we may never be accepted for a listing on a national securities exchange, and other risks set forth under the heading “Risk Factors” in the Company’s filings with the SEC. Forward-looking statements speak only as of the date on which such statements are made, and Appgate does not intend to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

For Media:

Nathaniel Garnick/Alex Jeffrey

Gasthalter & Co.

(212) 257-4170

appgate@gasthalter.com

For Investors:

ICR, Inc.

AppgateIR@icrinc.com

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